Exhibit 99.1

FOR IMMEDIATE RELEASE
May 13, 2008

Novell Announces Share Repurchase Program

WALTHAM, Mass. – May 13, 2008 – Novell, Inc. (NASDAQ: NOVL) today announced that its Board of Directors has authorized the repurchase of up to $100 million of the Company's outstanding shares of common stock. Repurchases may be made in the open market, through Rule 10b5-1 arrangements, or in privately negotiated transactions, including through block trades and the use of derivative securities, or otherwise. The manner, timing and amount of any repurchases will be determined by the Company's management. There is no fixed termination date for the repurchase program.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include statements relating to Novell's share repurchase program. Actual events may differ materially from current expectations, and are subject to a number of risks and uncertainties, including Novell's ability to complete the share repurchase program. Forward-looking statements are based on the beliefs and assumptions of Novell's management and on currently available information. Novell disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by the securities laws.

About Novell

Novell, Inc. (Nasdaq: NOVL) delivers the best engineered, most interoperable Linux* platform and a portfolio of integrated IT management software that helps customers around the world reduce cost, complexity and risk. With our infrastructure software and ecosystem of partnerships, Novell harmoniously integrates mixed IT environments, allowing people and technology to work as one. For more information, visit www.novell.com.

_________________

Novell is a registered trademark of Novell, Inc. in the United States and other countries. *Linux is a registered trademark of Linus Torvalds. All other third-party trademarks are the property of their respective owners.

Press Contact:
Kevan Barney
Novell
(801) 861-2931
kbarney@novell.com

Investor Relations Contact:
Susan Walker White
Novell
(800) 317-3195
swhite@novell.com